## AGREEMENT OF COMPROMISE, SETTLEMENT AND RELEASE

**PARTIES:**

The parties to this AGREEMENT OF COMPROMISE, SETTLEMENT AND RELEASE ("Agreement") are:

- ATSI Communications, Inc., a Delaware corporation, now known as ATSI Communications, Inc., a Nevada corporation, via merger (hereinafter "Plaintiff" or "ATSI"), and
- Vianet, Inc. (hereinafter "Defendant" or "Vianet"), a Delaware corporation, and, as its interest may appear, Vianet Communications, Inc., a Nevada corporation ("Vianet-Ne." herein), and
- Video Software Partners, L.L.C. ("Video Software Partners" herein), and
- Gregory A. Somers (sometimes "Greg Somers" or "Somers" herein).

**RECITALS:**

WHEREAS, Plaintiff instituted a lawsuit against Vianet in the 150th Judicial District Court, Bexar County, Texas bearing Cause No. 2004-CI-00190 (hereinafter the "Lawsuit"), after which Vianet as Counter-Plaintiff also asserted various counterclaims; and

WHEREAS, the gist of Vianet's claims was that ATSI was liable for debts allegedly owed in connection with the Carrier Services Agreement signed in or about September 2001 by "ATSI Communications, Inc." (without expressly distinguishing in a provided blank whether it was the Delaware or Texas company) and Inter-Tel.Net, Inc., and

WHEREAS, Vianet and Somers represent Vianet acquired and/or otherwise exclusively owned whatever debt is owing under the 2001 Carrier Services Agreement referenced above, which debt is now owned by Video Software Partners; and

WHEREAS, the papers in said Lawsuit are incorporated herein regarding the claims by ATSI and the defenses and counterclaims by Vianet as more particularly set forth in said Lawsuit; and

WHEREAS, after discovery in this cause all parties agree there is no further dispute relating to Vianet's claims that ATSI is or was the alter-ego of ATSI Communications, Inc., a Texas corporation, or that ATSI is in or was ever in a joint enterprise with ATSI Communications, Inc., the Texas corporation. Vianet and Somers now concede and hereby expressly represent and agree (and Video Software Partners hereby agrees and represents) that neither Vianet or Video Software Partners or any other assignee of any claim under the 2001 Carrier Services Contract owns any claim against ATSI if it was determined (or is hereafter determined in any other proceeding by other parties) that the predecessor or assignor (Inter-Tel.Net, Inc.) contracted with ATSI Communications, Inc., the Texas corporation, in 2001; however, given the blank in the 2001 Carrier Services Contract, although vehemently denied by ATSI that it was ATSI that could have been the contracting party (indeed, it was not the operating entity), an ambiguity or fact issue legally exists as to whether ATSI Communications, Inc., a Texas corporation, or ATSI (Plaintiff) executed the 2001 Carrier Services Contract with Inter-Tel.Net, Inc., and

WHEREAS, because of the bona fide dispute between the parties as to whether Plaintiff contracted with Vianet's predecessor and, if so, the amount of damages as it relates to such disputed liability, and

WHEREAS, by reason of such disputes and controversies the parties hereto desire to compromise and settle all claims and causes of action of any kind whatsoever between the parties relating to the claims and defenses asserted in the Lawsuit and any and all other claims, known or unknown, if any, either party hereto may have against the other.

NOW, THEREFORE, to buy peace and for the mutual agreements and understandings herein expressed, the receipt of which is hereby acknowledged, Plaintiff

and Defendant, Somers, and Video Software Partners do hereby contract and agree as follows:

1. No monetary consideration is hereby paid or promised to be hereafter paid by ATSI to Vianet or Somers or Video Software as part of the basis for this settlement. However, Vianet or its designee, Video Software Partners, are hereby granted such rights and opportunities by ATSI as follows:

**Vianet or its designee (Video Software Partners, L.L.C.) has rights or warrants for a period of three years from the settlement date (August 30, 2005, the date of the consummation of this Agreement, shall be the "settlement date" herein) to purchase up to 200,000 ATSI-Del (now a Nevada corporation) shares on the following terms:**

**1. Vianet and/or Video Software Partners must exercise the purchase of $12,000 worth of warrants five (5) days after settlement date at a price 2% below the ten (10) day average trading price preceding the date of exercise;**

**2. Vianet and/or Video Software Partners must exercise the purchase of $14,000 worth of warrants thirty (30) days after settlement date at a price 2% below the ten (10) day average trading price preceding the date of exercise;**

**Assuming timely compliance with the foregoing by Video Software Partners and Vianet, up until June 1, 2008 Video Software Partners or its designee may purchase the remaining balance of warrants up to the total of 200,000 shares of ATSI Common Stock at $0.23 per share. Assuming compliance with the above, ATSI will issue Video Software Partners or its designee 200,000 shares of Series H Preferred Stock that can be converted to common stock at the first or second anniversary of issuance. Under the terms of the Series H Convertible Preferred Stock, each share may be converted into 1.2 shares of common stock after it is held by Video Software Partners or its designee for one (1) year; and into 1.5 shares of common stock after it is held by Video**

Software Partners for two (2) years. ATSI will allow 100,000 shares of the series H Preferred Stock to be converted on a 1 for 1 basis during the first year and grant piggyback registration rights on the same. ATSI agrees to register those shares as soon as possible in Vianet and/or Video Partners' name.

ATSI makes no warranties or representations regarding present or future values of the stock and the parties exercising their rights under this paragraph must obtain their own legal opinion as to the viability lifting the restriction that would allow for the selling of any stock obtained as a result of exercising rights under this Agreement.

If ATSI stock trades for at least $.45 on the OTC BB or primary stock exchange for a period of 10 consecutive days at any time before such warrants expire on June 1, 2008, Video Software Partners or its designee must exercise their right to purchase such warrants/ stock warrants within 10 days thereof or they shall forfeit their rights to purchase any warrants or stocks per this settlement agreement.

The following are merely possible scenarios of the transactions described above:

| | Warrants | Series H Stock |
|---|---|---|
| # of shares | 200,000 | 200,000 |
| $0.23 exercise price | $ 46,000 | n/a |

| ATSI Stock Price | Net-Warrant Value | Series H Value/Year1 | Series H Value/Year 2 |
|---|---|---|---|
| $ 0.50 | $ 54,000.00 | $ 120,000.00 | $ 150,000.00 |
| $ 1.00 | $ 154,000.00 | $ 240,000.00 | $ 300,000.00 |
| $ 1.50 | $ 254,000.00 | $ 360,000.00 | $ 450,000.00 |
| $ 2.00 | $ 354,000.00 | $ 480,000.00 | $ 600,000.00 |
| $ 3.00 | $ 554,000.00 | $ 720,000.00 | $ 900,000.00 |

| ATSI Stock Price | Net-Total Value/Year 1 | Net-Total Value/Year 2 |
|---|---|---|
| $ 0.50 | $ 174,000.00 | $ 204,000.00 |
| $ 1.00 | $ 394,000.00 | $ 454,000.00 |
| $ 1.50 | $ 614,000.00 | $ 704,000.00 |
| $ 2.00 | $ 834,000.00 | $ 954,000.00 |
| $ 3.00 | $ 1,274,000.00 | $ 1,454,000.00 |

2. Effective immediately, Vianet, Video Software Partners, and Somers and their successors, affiliates, attorneys, agents, and assigns, and those in privity with them, do hereby release, acquit and discharge ATSI and its successors, affiliates, attorneys

(including but not limited to Langley & Banack, Inc. and Peter Kilpatrick), agents, and assigns (including all current and former officers and directors of ATSI Communications, Inc. formerly a Delaware corporation, which includes but is not limited to Art Smith), and those in privity with them, of and from any and all claims, known or unknown, contingent or uncontingent, liquidated or unliquidated, demands and/or causes of action growing out of their prior relationship with each other, including but not limited to all matters set forth in the Lawsuit, it being understood that the only obligations remaining by and between the parties hereto are that as narrowly set forth herein ~~in Exhibit A attached hereto~~. Vianet, Video Software Partners, and Somers hereby indemnify ATSI for any and all claims that might hereafter be asserted by Inter-Tel.Net, Inc. or any third party who claims to be owed any debt against ATSI arising under the 2001 Carrier Services Agreement.

RKF

3. Effective immediately, Plaintiff and its successors, affiliates, attorneys, agents, and assigns, and those in privity with them, do hereby release, acquit and discharge Vianet and Somers and their successors, affiliates, attorneys (including Bob Frisch and Bruce Johnson), agents, and assigns (including all current and former officers and directors Vianet) and those in privity with them, of and from any and all claims, known or unknown, contingent or uncontingent, liquidated or unliquidated, demands and/or causes of action growing out of their prior relationship with each other, including but not limited to all matters set forth in the Lawsuit.

4. No party herein admits or acknowledges any wrongdoing. ATSI asserts it was ATSI Communications, Inc., a Texas corporation, which entered into the subject Carrier Services Agreement.

5. All parties agree that no cause of action or claims asserted to be owned by one party against the other has been assigned to any other person or company.

6. Upon the consummation of this Agreement, the parties will direct their attorneys to promptly seek dismissal of all claims and counterclaims by the parties in the Lawsuit by preparing the appropriate joint motion and order of dismissal of all claims and counterclaims in the Lawsuit. Such judgment will also recite an agreed declaratory relief that ATSI (presently as when it was formerly a Delaware company), is and was at all times a separate and distinct corporation which was not the alter-ego or engaged in a joint enterprises with ATSI Communications, Inc., a Texas corporation, TeleSpan, or any other company. All costs of court in the Lawsuit will be taxed to the parties incurring same.

7. This Agreement represents the entire agreement between the parties. The parties further contract and agree that no oral agreement exists between the parties and that this settlement agreement can only be modified in writing if signed by all parties hereto.

8. This Agreement may be executed in counterparts and via fax, and a fax copy will be equivalent to an original. All signatories hereto represent and warrant that they have the authority to execute the binding promises and releases in this Agreement. ~~This Agreement is not binding unless signed by or on behalf of all parties before August 1, 2005.~~ 12 Two

RKRK *
RF

9. This Agreement is enforceable in Bexar County, Texas. Any dispute under this Agreement in the future shall subject to binding arbitration in Bexar County, Texas under the American Arbitration Association.

10. Dennis Somers by signing below for Video Software Partners and Greg Somers by signing below for Vianet and Somers individually represent that Dennis Somers has the authority to bind Video Software Partners to this Agreement as its authorized

* Authorized
Ratified by parties via their attorneys

agent. This agreement calls for initials of only Art Smith and Somers to show that they have read each and every page for themselves and the parties they represent. Somers is also an authorized representative of Video Software Partners.

**AGREED:**

**ATSI COMMUNICATIONS, INC.**
a Nevada Corporation, formerly a Delaware Corporation

By: ______________________
Art Smith, Its President and Chief Executive Officer

Signed: August 10, 2005

A.S.

**VIANET COMMUNICATIONS, INC.** * Defunct Co.

By: ______________________
Gregory A. Somers, Its President

Signed: August 9th, 2005

______________________
Gregory A. Somers, Individually

Signed: August 8th, 2005

**VIDEO SOFTWARE PARTNERS, L.L.C.**

By: ______________________
Dennis Somers, Its Managing Member

Signed: August 8th, 2005

Vianet Communications
By: Greg Somers

**APPROVED AS TO FORM:**

**LANGLEY & BANACK, INC.**
745 E. Mulberry, 9th Floor
San Antonio, Texas 78212
(210) 736-6600 – Telephone
(210) 735-6889 – Telecopier

By: ______________________
PETER L. KILPATRICK
State Bar No. 11416645

ATTORNEYS FOR ATSI COMMUNICATIONS, INC., A NEVADA CORPORATION, FORMERLY A DELAWARE CORPORATION

**LAW OFFICES OF ROBERT K. FRISCH, P.C.**
5550 LBJ Freeway, Suite 550
Dallas, TX 75240-1414
(972) 386-3940 – Telephone
(972) 784-0928 – Telecopier

By: ______________________
ROBERT K. FRISCH, P.C.
State Bar No. 07480500

ATTORNEY FOR VIANET COMMUNICATIONS, INC., INTER-TEL.NET, INC., VIANET COMMUNICATIONS INC., D/B/A INTER-TEL.NET, VIDEO SOFTWARE PARTNERS L.L.C. AND GREGORY SOMERS and Vianet.Net. To extent its interest appears

RF *

*To the extent it was a contract for him

* Authorized/notified by all parties via their attorneys